Exhibit 24

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Seligman Tri-Continental Corporation, a Maryland corporation, which proposes to file with the Securities and Exchange Commission an Amendment to Registration Statement on Form N-2 and further amendments thereto, as necessary, under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, hereby constitutes and appoints William C. Morris and Brian T. Zino, and each of them individually, his attorneys-in-fact and agent, with full power of substitution and resubstitution, for in his name and stead, in his capacity as such director, to sign and file such Amendment to Registration Statement or further amendments thereto, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform all acts and things requisite and necessary to be done on the premises.

Executed this 16th day of January, 2003.


                                                /s/ Paul C. Guidone
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                                                Paul C. Guidone